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                                                                     EXHIBIT 8.1


                                October 31, 1997



Triangle Bancorp.
Triangle Capital Trust
4300 Glenwood Avenue
Raleigh, North Carolina 27612

Ladies and Gentlemen:

        We have acted as special tax counsel to Triangle Bancorp. (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), of a Form S-4 Registration Statement (the "Registration Statement"). The Registration Statement relates to the offer (the "Exchange Offer") by the Company for all outstanding 9.375% Capital Securities in exchange for registered 9.375% Capital Securities (the "Capital Securities").

        This opinion letter relates to the principal material federal income tax consequences of the Exchange Offer and the ownership and disposition of the Capital Securities. All capitalized terms used in this opinion letter and not otherwise defined herein are used as defined in the Registration Statement.

        The opinion set forth herein is subject to the assumptions and conditions set forth in the Registration Statement under the heading "United States Federal Income Taxation" and is premised on the assumption that all of the factual information, descriptions, representations and assumptions set forth or referred to in this letter and in the Registration Statement are accurate and complete. We have not independently verified any factual matters relating to the Capital Securities or the Exchange Offer in connection with or apart from our preparation of this opinion and, accordingly, our opinion does not take into account any matters not set forth herein which might have been disclosed by independent verification. We have examined the Registration Statement and such other documents as


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Triangle Bancorp.
Triangle Capital Trust
October 31, 1997
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we have deemed necessary to render our opinion expressed below. In our examination of such material, we have relied upon the current and continued accuracy of the factual matters we have considered, and we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all copies of documents submitted to us. Should any of the facts, circumstances, or assumptions on which we have relied subsequently be determined to be incorrect or inaccurate, our conclusions may vary from those set forth below and such variance could be material.

        Based on and subject to the foregoing, and subject to further qualifications set forth below, it is our opinion that the statements in the Registration Statement under the caption "certain Federal Income Tax Considerations," to the extent such statements constitute a summary of applicable United States federal income tax law, accurately describe the material United States federal income tax consequences of the Exchange Offer and the ownership and disposition of the Capital Securities.

        This opinion is based upon the Internal Revenue Code of 1986, as amended, the Treasury regulations promulgated thereunder and other relevant authorities and law, all as in effect on the date hereof. All of the above are subject to change or modification by subsequent legislative, regulatory, administrative or judicial decisions which could adversely affect our opinions. Consequently, future changes in the law, or administrative or judicial interpretations thereof, may cause the tax treatment of the transactions referred to herein to be materially different from that described above.

        Other than the specific tax opinion set forth in this letter, no other opinion has been rendered with respect to the tax treatment of the Exchange Offer and the ownership and disposition of the Capital Securities, including, but not limited to, their tax treatment under other provisions of the Code and the regulations, the tax treatment of any conditions existing at the time of, or effects resulting from, the Exchange Offer and the ownership and disposition of the Capital Securities that

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Triangle Bancorp.
Triangle Capital Trust
October 31, 1997
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are not specifically covered by the above opinions, or the tax treatment under state, local, foreign or any other tax laws.

        We hereby consent to the filing of this letter as an exhibit to the Registration Statement and the use of our name in the Registration Statement under the caption "Certain Federal Income Tax Considerations." In giving such consent, we do not concede that this consent is required under Section 7 of the Securities Act of 1933.

                                                Very truly yours,

                                                /s/ Arnold & Porter
                                                ARNOLD & PORTER